Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Relations Contact:
Dan Bachus
Chief Financial Officer
Grand Canyon Education, Inc.
602-639-6648
dbachus@gcu.edu
Media Contact:
Bill Jenkins
Grand Canyon Education, Inc.
602-639-6678
bjenkins@gcu.edu
GRAND CANYON EDUCATION, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2008 RESULTS
Grand Canyon Education’s Annual Net Revenue up 62 Percent; Enrollment up 67 Percent;
Operating Income up 195 Percent
ARIZONA, February 19, 2009—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based post-secondary education services, today announced financial results for the three months and year ended December 31, 2008.
“We achieved higher than expected net revenue, enrollment and operating income growth, coupled with the completion of our initial public offering, and continuing operational strides we have made with respect to our student services, allows us to continue to provide what we believe is an excellent education environment,” said Brian Mueller, Chief Executive Officer of Grand Canyon Education, Inc.
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Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
For the three months ended December 31, 2008:
•	Net revenues increased 67.5% to $51.7 million for the fourth quarter of 2008, compared to $30.8 million for the fourth quarter of 2007.

•	At December 31, 2008 our enrollment was 24,636, an increase of 67.0% from our enrollment of 14,754 at December 31, 2007.

•	Operating income for the fourth quarter of 2008 was $3.8 million, compared to $2.1 million for the same period in 2007. The operating margin for the fourth quarter 2008 was 7.4%, compared to 6.9% for the same period in 2007.

•	Adjusted EBITDA increased 152.3% to $11.1 million for the fourth quarter of 2008, compared to $4.4 million for the same period in 2007.

•	The tax rate in the fourth quarter of 2008 was 30.9% compared to 40.0% in the fourth quarter of 2007.

•	Net income increased 119.8% to $2.2 million for the fourth quarter of 2008, compared to $1.0 million for the same period in 2007.

•	Diluted net income per share was $0.06 for the fourth quarter of 2008, compared to $0.03 for the same period in 2007.
“Our growth in net revenue, enrollment and operating margin continues to demonstrate the strength in our business model and the ability to grow in the future,” said Daniel Bachus, the Company’s Chief Financial Officer. “At the same time, we made significant strides as a newly public company, established many of the corporate governance structures required for a public company, focused on implementing improved controls for compliance with Sarbanes-Oxley and staying ahead of the educational needs of our students. Our tax rate in the fourth quarter of 2008 was significantly below our tax rate in the first three quarters of 2008 as we chose to make a $750,000 contribution to Arizona high school tuition organizations which resulted in a dollar-for-dollar tax credit to our Arizona state income taxes. The contribution is reflected as an expense in general and administrative expense and the tax credit is reflected as a reduction of income tax expense. Had these payments not been made our effective tax rate would have been 44.0% for the three months ended December 31, 2008 and 40.8% for the year ended December 31, 2008.”
For the fiscal year ended December 31, 2008:
•	Net revenues increased 62.4% to $161.3 million for fiscal 2008, compared to $99.3 million for fiscal 2007.

•	Operating income for fiscal 2008 was $12.8 million, compared to $4.3 million for fiscal 2007. The operating margin for fiscal 2008 was 7.9%, compared to 4.4% for fiscal 2007.

•	Adjusted EBITDA increased 119.0% to $25.7 million for fiscal 2008, compared to $11.7 million for fiscal 2007.

•	The tax rate for fiscal 2008 was 36.6% compared to 40.0% for fiscal 2007.

•	Net income increased 338.2% to $6.7 million for fiscal 2008, compared to $1.5 million for fiscal 2007.

•	Diluted net income per share was $0.17 for fiscal 2008, compared to $0.03 for fiscal 2007.
Balance Sheet and Cash Flow
As of December 31, 2008, the Company had cash and cash equivalents of $35.2 million compared to $18.9 million in cash and cash equivalents at the end of 2007 and restricted cash, cash equivalents and investments at December 31, 2008 and 2007 of $5.6 million and $7.6 million, respectively. The Company generated $10.2 million in cash from operating activities in fiscal year 2008 compared to $7.1 million in 2007. Excluding the payment of $19.5 million that was made to the Company’s former owner in April 2008 to satisfy in full all past royalties due under the royalty agreement and the elimination of the existing obligation to pay royalties for online student revenues in perpetuity, net cash provided by operating activities for the year ended December 31, 2008 would have been $22.5 million. Cash used in investing activities is primarily related to the purchase of property, plant, and equipment and leasehold improvements. Capital expenditures were $8.4 million in 2008 compared to $7.4 million in 2007. Cash provided by financing activities for the year ended December 31, 2008 was $12.3 million which was primarily driven from proceeds from our initial public offering of $128.8 million net of underwriting discounts and offering expenses, partially offset by the special distribution to shareholders of record as of November 18, 2008 of $108.7 million.
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Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results

First Quarter 2009 Outlook
For the first quarter ending March 31, 2009, enrollment is expected to grow by 63% to 28,460 from 17,486 at March 31, 2008, and net revenues by 60% to $57.0 million from $35.7 million as compared to the first quarter of 2008. Diluted earnings per share is expected to be between $0.08 and $0.10 per share.
2009 Annual Outlook
For fiscal year 2009 we expect net revenues to be between $250 million and $255 million for the year ended December 31, 2009, and enrollment to be between 34,500 and 35,000 at December 31, 2009. The annual tax rate is anticipated to be approximately 40%. Diluted earnings per share is expected to be between $0.52 and $0.57 per share.
Forward-Looking Statements
This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing investigation by the Department of Educations’s Office of Inspector General and the pending qui tam action regarding the manner in which we have compensated our enrollment personnel, and possible remedial actions or other liability resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; our ability to hire and train new, and develop and train existing, enrollment counselors; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.
Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
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Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
Conference Call
Grand Canyon Education, Inc. will discuss its fourth quarter and full year 2008 results and 2009 outlook during a conference call scheduled for today, February 19, 2009 at 5:00 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 83546259 at 4:50 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.
A replay of the call will be available approximately two hours following the conclusion of the call through February 20, 2010, at 800-642-1687 (domestic) or 706-645-9291 (international), passcode 83546259. It will also be archived at www.gcu.edu in the investor relations section for 60 days.
About Grand Canyon Education, Inc.
Grand Canyon Education, Inc. is a regionally accredited provider of online postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, and healthcare. In addition to its online programs, it offers ground programs at its traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 24,600 students were enrolled as of December 31, 2008. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

*	Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.
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Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
GRAND CANYON EDUCATION, INC.
Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(In thousands, except per share amounts)
	Unaudited
Net revenue	$30,854	$51,683	$99,326	$161,309
Costs and expenses:
Instructional costs and services	11,519	17,455	39,050	54,450
Selling and promotional, including $4,293 in 2007; $5,895 in 2008; $1,173 and $1,572 for the three months ended December 31, 2007 and 2008, respectively, to related parties	10,857	19,516	35,148	65,551
General and administrative	5,153	10,833	17,001	26,825
Royalty to former owner	1,197	74	3,782	1,686

Total costs and expenses	28,726	47,878	94,981	148,512

Operating income	2,128	3,805	4,345	12,797
Interest expense	(738)	(741)	(2,975)	(2,897)
Interest income	284	132	1,172	640

Income before income taxes	1,674	3,196	2,542	10,540
Income tax expense	669	987	1,016	3,855

Net income	1,005	2,209	1,526	6,685

Preferred dividends	(98)	(147)	(349)	(938)

Net income available to common stockholders	$907	$2,062	$1,177	$5,747

Net income per common share:
Basic	$0.05	$0.07	$0.06	$0.26

Diluted	$0.03	$0.06	$0.03	$0.17

Weighted average number of common shares outstanding:
Basic	19,036	31,240	18,923	22,185

Diluted	35,215	37,488	35,143	33,430

Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
GRAND CANYON EDUCATION, INC.
Adjusted EBITDA
Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) management fees and expenses that are no longer paid; (iii) contributions to Arizona school tuition organizations in lieu of state income taxes; and (iv) share-based compensation. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Although we believe that equity-plan related compensation will be a key element of our employee relations and long-term incentives, we intend to exclude it as an expense when evaluating our core operating performance in any particular period. Accordingly, we have included share-based compensation expenses, along with management fees and expenses, royalty expenses to our former owner, and any other expenses and income that we do not consider reflective of our core operating performance, as an adjustment when calculating Adjusted EBITDA.
Our management uses Adjusted EBITDA:
•	in developing our internal budgets and strategic plan;

•	as a measurement of operating performance;

•	as a factor in evaluating the performance of our management for compensation purposes: and

•	in presentations to the members of our board of directors to enable our board to have the same measurement basis of operating performance as are used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.
Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, net income, operating income, or any other performance measure presented in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity.
The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(Unaudited, in thousands)
Net income	$1,005	$2,209	$1,526	$6,685
Plus: interest expense net of interest income	454	609	1,803	2,257
Plus: income tax expense	669	987	1,016	3,855
Plus: depreciation and amortization	981	1,419	3,300	5,095

EBITDA	3,109	5,224	7,645	17,892

Plus: royalty to former owner	1,197	74	3,782	1,686
Plus: management fees and expenses	108	68	296	356
Plus: contributions to Arizona school tuition organizations in lieu of state income taxes	—	750	—	750
Plus: share-based compensation	—	4,991	—	4,991

Adjusted EBITDA	$4,414	$11,107	$11,723	$25,675

Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
GRAND CANYON EDUCATION, INC.
Balance Sheets

	As of December 31,
($ in thousands, except share data)	2007	2008
ASSETS:
Current assets
Cash and cash equivalents	$18,930	$35,152
Restricted cash and cash equivalents	4,280	2,197
Accounts receivable, net of allowance for doubtful accounts of $12,158 and $6,356 at December 31, 2007 and 2008	7,114	9,442
Due from related parties	6,001	—
Income taxes receivable	—	1,576
Deferred income taxes	4,640	2,603
Other current assets	1,349	2,629

Total current assets	42,314	53,599
Property and equipment, net	33,849	41,399
Restricted cash and investments	3,298	3,403
Prepaid royalties	317	8,043
Goodwill	2,941	2,941
Deferred income taxes	2,806	7,404
Deposit with former owner	3,000	—
Other assets	43	201

Total assets	$88,568	$116,990

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY:
Current liabilities
Accounts payable	$3,434	$5,770
Accrued liabilities	6,893	9,674
Income taxes payable	241	172
Deferred revenue and student deposits	10,369	14,262
Royalty payable to former owner	7,428	—
Due to related parties	1,005	1,197
Line of credit	6,000	—
Current portion of capital lease obligations	1,150	1,125
Current portion of notes payable	646	357

Total current liabilities	37,166	32,557
Capital lease obligations, less current portion	28,078	29,384
Notes payable, less current portion and other	1,762	1,459

Total liabilities	67,006	63,400

Commitments and contingencies
Series A convertible preferred stock, $0.01 par value:
Authorized — 9,700 and 0 shares at December 31, 2007 and 2008, respectively
Issued and outstanding — 5,953 and 0 shares at December 31, 2007 and 2008, respectively	18,610	—
Series B 12% convertible preferred stock, $0.01 par value:
Authorized — 2,200 and 0 shares at December 31, 2007 and 2008, respectively
Issued and outstanding — 0 shares at December 31, 2007 and 2008	—	—
Series C convertible preferred stock, $0.01 par value:
Authorized — 3,900 and 0 shares at December 31, 2007 and 2008, respectively
Issued and outstanding — 3,829 and 0 shares at December 31, 2007 and 2008, respectively	13,338	—
Stockholders’ (deficit) equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2007 and 2008	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 19,036,050 and 45,465,160 shares issued and outstanding at December 31, 2007 and 2008, respectively	190	455
Additional paid-in capital	7,719	64,808
Accumulated other comprehensive income	79	16
Accumulated deficit	(18,374)	(11,689)

Total stockholders’ (deficit) equity	(10,386)	53,590

Total liabilities, preferred stock and stockholders’ (deficit) equity	$88,568	$116,990

Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
GRAND CANYON EDUCATION, INC.
Statements of Cash Flows

	Year Ended December 31,
($ in thousands)	2007	2008
Cash flows provided by operating activities:
Net income	$1,526	$6,685
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	—	4,991
Excess tax benefits from share-based compensation	—	(21)
Provision for bad debts	6,257	8,465
Depreciation and amortization	3,300	5,095
Deferred income taxes	(1,656)	(245)
Other	19	(106)
Changes in assets and liabilities:
Accounts receivable	(8,573)	(10,793)
Prepaid expenses and other assets	(442)	(751)
Due to/from related parties	(107)	468
Accounts payable	253	927
Accrued liabilities	3,802	3,596
Income taxes payable	(2,294)	(1,624)
Deferred revenue and student deposits	4,236	3,893
Prepaid royalties to former owner	—	(5,920)
Royalty payable to former owner	3,782	(7,428)
Deposit with former owner	(3,000)	3,000

Net cash provided by operating activities	7,103	10,232

Cash flows used in investing activities:
Capital expenditures	(7,406)	(8,374)
Change in restricted cash and cash equivalents	(1,454)	2,083
Purchases of investments	—	(2,627)
Proceeds from sale or maturity of investments	(149)	2,570

Net cash used in investing activities	(9,009)	(6,348)

Cash flows provided by financing activities:
Principal payments on notes payable and capital lease obligations	(1,230)	(1,357)
Repayment on line of credit	—	(6,000)
Proceeds from line of credit and other debt obligations	6,000	—
Repurchase of Institute Warrant	—	(6,000)
Repayment of Institute Note Payable	—	(1,250)
Net proceeds from issuance of preferred stock	4,684	—
Proceeds from related party payable on preferred stock	—	5,725
Dividends on preferred stock	(153)	—
Net proceeds from issuance of common stock	—	128,756
Payment of special distribution	—	(108,675)
Proceeds from exercise of warrant	—	526
Net proceeds from exercise of stock options	—	592
Excess tax benefits from share-based compensation	—	21

Net cash provided by financing activities	9,301	12,338

Net increase in cash and cash equivalents	7,395	16,222
Cash and cash equivalents, beginning of year	11,535	18,930

Cash and cash equivalents, end of year	$18,930	$35,152

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,645	$3,709
Cash paid during the year for income taxes	$4,964	$5,274
Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment through capital lease obligations	$676	$2,481
Purchases of property and equipment included in accounts payable	$—	$1,292
Issuance of Series B and Series C convertible preferred stock for notes receivable	$5,725	$—
Issuance of Series C convertible preferred stock for settlement of balances owed	$120	$—
Accretion of dividends on Series C convertible preferred stock	$29	$938
Value assigned to Blanchard shares	$116	$2,996
Assumption of future obligations under gift annuities	$—	$887
Deferred tax on repurchase of Institute Warrant	$—	$2,316
Conversion of Series A and Series C convertible preferred stock	$—	$32,886

Grand Canyon Education, Inc. Reports Fourth Quarter and Full-Year 2008 Results
The following is a summary of our student enrollment at December 31, 2008 and December 31, 2007 (which included less than 150 students pursuing non-degree certificates) by degree type and by instructional delivery method:

	December 31, 2008		December 31, 2007
	# of Students	% of Total	# of Students	% of Total
Master’s(1)	13,031	52.9%	9,156	62.1%
Bachelor’s	11,605	47.1%	5,598	37.9%

Total	24,636	100.0%	14,754	100.0%

	December 31, 2008		December 31, 2007
	# of Students	% of Total	# of Students	% of Total
Online	21,955	89.1%	12,497	84.7%
Ground(2)	2,681	10.9%	2,257	15.3%

Total	24,636	100.0%	14,754	100.0%

(1)	Includes 56 students pursuing doctoral degrees at December 31, 2008.

(2)	Includes our traditional ground students, as well as our professional studies students.